Exhibit 99.1

Solaris Oilfield Infrastructure Announces Fourth Quarter and Full Year 2019 Results

Fourth Quarter and Full Year 2019 Highlights

•

Net income of $90.4 million, or $1.69 per diluted Class A share, for the full year ended December 31, 2019; adjusted pro forma net income of $62.7 million, or $1.32 per diluted share for the year ended December 31, 2019 (see below for a reconciliation of adjusted pro forma net income to net income attributable to Solaris)

•

Net income of $25.3 million, or $0.48 per diluted Class A share, for the quarter ended December 31, 2019; Adjusted pro forma net income of $9.7 million, or $0.20 per diluted share for the quarter ended December 31, 2019

•	Adjusted EBITDA of $112.9 million and $20.9 million for the year and quarter ended December 31, 2019, respectively

•	Net cash provided by operating activities of $114.9 million and $26.3 million for the year and quarter ended December 31, 2019, respectively

•     Positive free cash flow of $80.0 million and $24.4 million for the year and quarter ended December 31, 2019, respectively

•	Raised the regular quarterly dividend 5% in December 2019 and paid the new regular quarterly dividend of $0.105 per share on December 26, 2019

•

Announced a $25 million share repurchase program in December 2019 of which approximately $3.3 million was spent in 2019 to repurchase approximately 0.3 million shares; an additional $14.4 million spent in 2020 to purchase an additional 1.2  million shares through February 14, 2020, leaving approximately $7.3 million of repurchase authorization

HOUSTON, February 18, 2020 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the fourth quarter and full year 2019.

Operational Update and Outlook

During the fourth quarter 2019, an average of 88 mobile proppant management systems were fully utilized, a 23% decrease from the 115 fully utilized systems averaged in the third quarter of 2019, and a 27% decrease compared to fourth quarter 2018. The sequential decrease in fully utilized systems during the fourth quarter of 2019 was primarily due to a decline in active hydraulic fracturing crews as oil and gas operators reduced activity to stay within budgets. For full year 2019, an average 110 mobile proppant management systems were fully utilized, which was essentially flat from the 111 fully utilized systems averaged in 2018.

Based on current industry activity levels, the Company believes it has approximately one third of overall U.S. wellsite proppant storage market share, which continues to represent the leading share.

The Company continues to maintain 166 mobile proppant management systems in its rental fleet, unchanged from the third quarter, and will continue to incorporate field learnings into its fleet of 14 mobile chemical management systems. The Company expects capital expenditures for the full year 2020 to be $20.0-40.0 million, unchanged from prior guidance.

“I’m pleased that the Solaris team delivered another solid year of performance, despite a challenging macro environment,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “In 2019, we began generating meaningful operating cash flow, which we have used to both return capital to our shareholders in the form of dividends and share repurchases, and also continue to invest in value-add new technology. Despite early indications for another decline in industry capital spending levels in 2020, our strong balance sheet and cash generation should allow us to continue driving innovation for our customers while maximizing value for shareholders.”

Full Year 2019 Financial Review

Solaris reported net income of $90.4 million, or $1.69 per diluted Class A share, for full year 2019, compared to full year 2018 net income of $86.0 million, or $1.59 per diluted Class A share. Adjusted pro forma net income for full year 2019 was $62.7 million, or $1.32 per fully diluted share, compared to full year 2018 adjusted pro forma net income of $79.2 million, or $1.68 per fully diluted share. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Adjusted EBITDA for full year 2019 was $112.9 million, compared to full year 2018 adjusted EBITDA of $122.8 million. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Fourth Quarter 2019 Financial Review

Solaris reported net income of $25.3 million, or $0.48 per diluted Class A share, for fourth quarter 2019, compared to net income of $19.1 million, or $0.36 per diluted Class A share, in third quarter 2019 and net income of $24.7 million, or $0.47 per diluted Class A share, in fourth quarter 2018. Fourth quarter 2019 included a $17.6 million, or $0.37 per diluted Class A share, benefit for deferred revenue recognition that resulted from a contract termination at the Company’s Kingfisher transload facility. Adjusted pro forma net income for fourth quarter 2019 was $9.7 million, or $0.20 per fully diluted share, compared to adjusted pro forma net income in third quarter 2019 of $15.2 million, or $0.32 per fully diluted share, and $21.2 million, or $0.44 per fully diluted share in fourth quarter 2018.

Adjusted EBITDA for fourth quarter 2019 was $20.9 million, compared to adjusted EBITDA of $28.0 million in third quarter 2019 and $34.4 million in fourth quarter 2018.

Revenues were $62.9 million for fourth quarter 2019, which were up 5% from third quarter 2019 and up 10% compared to fourth quarter 2018. Excluding the impact of deferred revenue, fourth quarter 2019 revenues declined 20% from third quarter 2019 and decreased 20% compared to fourth quarter 2018.

Capital Expenditures, Free Cash Flow and Liquidity

The Company invested $1.9 million during fourth quarter 2019 and $34.9 million for full year 2019, which included investments in its mobile proppant and chemical management systems.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during fourth quarter 2019 was $24.4 million, which represented the fourth consecutive quarter of positive free cash flow for the Company. For full year 2019, the Company generated $80.0 million of free cash flow.

As of December 31, 2019, the Company had approximately $66.9 million of cash on the balance sheet, which reflects over $1.40 per fully diluted share of available cash. The Company’s $50.0 million credit facility remains undrawn.

Shareholder Returns

On December 3, 2019, the Company announced that its Board of Directors had declared a cash dividend of $0.105 per share of Class A common stock, which represented a 5% increase over the prior quarterly dividend and was paid on December 26, 2019 to holders of record as of December 16, 2019. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 5 consecutive quarterly dividends, returning a total of nearly $24 million in cash to shareholders.

During the fourth quarter of 2019, Solaris repurchased approximately 0.3 million shares for a total of $3.2 million. Since announcing the share repurchase program in December 2019, Solaris has repurchased a total of approximately 1.4 million shares, or approximately 5% of its fully diluted shares outstanding, at a weighted-average share price of $12.40 for a total of $17.7 million. The Company currently has $7.3 million remaining of its original $25 million share repurchase authorization.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2019 results on Wednesday, February 19, 2020 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10135468. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant and chemical systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale, the STACK/SCOOP formation, the Marcellus and Utica Shales, the Haynesville Shale, the Rockies and the Bakken Shale. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding management changes, the outlook for the operation of our Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
Revenue
System rental	$28,296	$39,083	$36,638	$142,022	$143,646
System services	15,250	13,511	18,153	63,871	43,010
Transloading services	18,974	4,236	4,417	34,105	8,083
Inventory software services	338	507	396	1,689	2,457
Total revenue	62,858	57,337	59,604	241,687	197,196
Operating costs and expenses
Cost of system rental (excluding $5,908, $4,792 and $5,773 of depreciation and amortization for the three months ended December 31, 2019 and 2018 and September 30, 2019, respectively, and $22,389 and $14,920 of depreciation and amortization for the years ended December 31, 2019 and 2018, respectively, shown separately)	1,970	2,180	2,838	9,707	7,230
Cost of system services (excluding $375, $385 and $384 of depreciation and amortization for the three months ended December 31, 2019 and 2018 and September 30, 2019, respectively, and $1,548 and $1,274 of depreciation and amortization for the years ended December 31, 2019 and 2018, respectively, shown separately)	18,383	15,942	21,072	74,749	50,633
Cost of transloading services (excluding $412, $410 and $411 of depreciation and amortization for the three months ended December 31, 2019 and 2018 and September 30, 2019, respectively, and $1,643 and $954 of depreciation and amortization for the years ended December 31, 2019 and 2018, respectively, shown separately)	550	778	652	2,601	2,242
Cost of inventory software services (excluding $193, $196 and $193 of depreciation and amortization for the three months ended December 31, 2019 and 2018 and September 30, 2019, respectively, and $772 and $794 of depreciation and amortization for the years ended December 31, 2019 and 2018, respectively, shown separately)	144	183	160	604	797
Depreciation and amortization	7,050	5,908	6,908	26,925	18,422
Selling, general and administrative (excluding $162, $125 and $147 of depreciation and amortization for the three months ended December 31, 2019 and 2018 and September 30, 2019, respectively, and $573 and $480 of depreciation and amortization for the years ended December 31, 2019 and 2018, respectively, shown separately)	4,619	4,096	4,933	18,586	16,758
Other operating expenses	56	75	248	585	1,827
Total operating cost and expenses	32,772	29,162	36,811	133,757	97,909
Operating income	30,086	28,175	22,793	107,930	99,287
Interest expense, net	141	(103)	(8)	(634)	(374)
Total other expense	141	(103)	(8)	(634)	(374)
Income before income tax expense	30,227	28,072	22,785	107,296	98,913
Provision for income taxes	4,894	3,420	3,703	16,936	12,961
Net income	25,333	24,652	19,082	90,360	85,952
Less: net income related to non-controlling interests	(10,317)	(11,767)	(7,684)	(38,353)	(43,521)
Net income attributable to Solaris	$15,016	$12,885	$11,398	$52,007	$42,431

Earnings per share of Class A common stock - basic	$0.48	$0.47	$0.36	$1.69	$1.60
Earnings per share of Class A common stock - diluted	$0.48	$0.47	$0.36	$1.69	$1.59

Basic weighted average shares of Class A common stock outstanding	30,933	27,050	30,951	30,141	25,678
Diluted weighted average shares of Class A common stock outstanding	30,961	27,162	30,980	30,185	25,829

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$66,882	$25,057
Accounts receivable, net	38,554	39,746
Prepaid expenses and other current assets	5,002	5,492
Inventories	7,144	10,470
Total current assets	117,582	80,765
Property, plant and equipment, net	306,583	296,538
Operating lease right-of-use assets	7,871	—
Goodwill	17,236	17,236
Intangible assets, net	3,761	4,540
Deferred tax assets	51,414	58,074
Other assets	625	1,454
Total assets	$505,072	$458,607
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,824	$9,127
Accrued liabilities	14,447	12,658
Current portion of payables related to Tax Receivable Agreement	1,416	—
Current portion of deferred revenue	—	12,990
Current portion of operating lease liabilities	596	—
Current portion of finance lease liabilities	30	35
Other current liabilities	74	515
Total current liabilities	20,387	35,325
Senior secured credit facility	—	13,000
Deferred revenue, net of current	—	12,468
Operating lease liabilities, net of current	7,855	—
Finance lease liabilities, net of current	130	154
Payables related to Tax Receivable Agreement	66,582	56,149
Other long-term liabilities	460	633
Total liabilities	95,414	117,729
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 30,928 issued and 30,765 outstanding as of December 31, 2019 and 27,172, issued and 27,091 outstanding as of December 31, 2018	308	271
Class B common stock, $0.00 par value, 180,000 shares authorized, 15,939 shares issued and outstanding as of December 31, 2019 and 19,627 issued and outstanding as of December 31, 2018	—	—
Additional paid-in capital	191,843	164,086
Retained earnings	74,222	35,507
Treasury stock (at cost), 163 shares and 91 shares as of December 31, 2019 and 2018, respectively	(2,526)	(1,414)
Total stockholders' equity attributable to Solaris and members' equity	263,847	198,450
Non-controlling interest	145,811	142,428
Total stockholders' equity	409,658	340,878
Total liabilities and stockholders' equity	$505,072	$458,607

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$90,360	$85,952
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,925	18,422
Loss on disposal of asset	261	318
Stock-based compensation	4,475	3,861
Amortization of debt issuance costs	753	296
Write-off of deposit	202	—
Provision for bad debt	339	—
Deferred income tax expense	16,122	12,277
Other	(150)	620
Changes in assets and liabilities:
Accounts receivable	853	(26,766)
Prepaid expenses and other assets	2,332	(686)
Inventories	(2,744)	(10,470)
Accounts payable	(3,582)	4,469
Accrued liabilities	4,183	2,614
Deferred revenue	(25,458)	25,458
Net cash provided by operating activities	114,871	116,365
Cash flows from investing activities:
Investment in property, plant and equipment	(34,852)	(161,079)
Cash received from insurance proceeds	618	540
Proceeds from disposal of assets	232	—
Investment in intangible assets	—	(6)
Net cash used in investing activities	(34,002)	(160,545)
Cash flows from financing activities:
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(19,260)	(4,713)
Share repurchases	(3,249)	—
Payments under finance leases	(35)	(28)
Payments under insurance premium financing	(2,485)	(1,275)
Proceeds from stock option exercises	294	932
Payments related to purchase of treasury stock	(1,112)	(1,146)
Proceeds from borrowings under the senior secured credit facility	—	13,000
Repayment of senior secured credit facility	(13,000)	—
Payments related to debt issuance costs	(197)	(1,014)
Other	—	60
Net cash provided by financing activities	(39,044)	5,816
Net increase (decrease) in cash and cash equivalents	41,825	(38,364)
Cash and cash equivalents at beginning of period	25,057	63,421
Cash and cash equivalents at end of period	$66,882	$25,057
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$735	$688
Property and equipment additions incurred but not paid at period-end	82	3,909
Property, plant and equipment additions transferred from inventory	5,882	7,532
Financing:
Insurance premium financing	1,869	1,552
Cash paid for (received from):
Interest	275	281
Income taxes	663	314

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Year ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018

Net income	$25,333	$24,652	$19,082	$90,360	$85,952
Depreciation and amortization	7,050	5,908	6,908	26,925	18,422
Interest expense, net	(141)	103	8	634	374
Income taxes (1)	4,894	3,420	3,703	16,936	12,961
EBITDA	$37,136	$34,083	$29,701	$134,855	$117,709
Stock-based compensation expense (2)	1,213	720	1,225	4,476	2,920
Loss on disposal of assets	80	76	99	463	153
Severance expense	75	—	154	229	—
Transload contract termination (3)	(17,630)	(522)	(3,204)	(27,138)	(522)
Non-recurring cash bonuses (4)	—	—	—	—	1,679
IPO bonuses (5)	—	—	—	—	896
Adjusted EBITDA	$20,874	$34,357	$27,975	$112,885	$122,835

(1)Federal and state income taxes.

(2)Represents stock-based compensation expense related to restricted stock awards.

(3)Deferred revenue related to full termination of a sand storage and transloading agreement; no deferred revenue balance remained as of December 31, 2019.

(4)Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(5)Represents stock-based compensation expense related to restricted stock awards with one-year vesting of $896 in the year ended December  31, 2018 that were granted to certain employees and consultants in connection with the IPO.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Year ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
Numerator:
Net income attributable to Solaris	$15,016	$12,885	$11,398	$52,007	$42,431
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	10,317	11,767	7,684	38,353	43,521
Transload contract termination (2)	(17,630)	(522)	(3,204)	(27,138)	(522)
Loss on disposal of assets	80	76	99	463	153
Non-recurring write-off of debt issuance costs (3)	—	—	—	528	—
Non-recurring cash bonuses (4)	—	—	—	—	1,679
IPO bonuses (5)	—	—	—	—	896
Severance expense	75	—	154	229	—
Income tax expense	1,873	(3,011)	(948)	(1,748)	(8,978)
Adjusted pro forma net income	$9,731	$21,195	$15,183	$62,694	$79,180
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	30,961	27,162	30,980	30,185	25,829
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	16,539	20,742	16,603	17,302	21,370
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	47,500	47,904	47,583	47,487	47,199
Adjusted pro forma earnings per share - diluted	$0.20	$0.44	$0.32	$1.32	$1.68

(1)

Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)	Deferred revenue related to full termination of a sand storage and transloading agreement; no deferred revenue balance remained as of December 31, 2019.

(3)	Write-off of certain unamortized debt issuance costs related to lenders under the 2018 Credit Agreement which are no longer parties to the 2019 Credit Agreement.

(4)	Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(5)

Represents stock-based compensation expense related to restricted stock awards with one-year vesting of $896 in the year ended December  31, 2018 that were granted to certain employees and consultants in connection with the IPO.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com